Exhibit 99.1

Portland, Oregon

November 28, 2012

FOR IMMEDIATE RELEASE

CASCADE CORPORATION ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED OCTOBER 31, 2012

Cascade Corporation (NYSE: CASC) today reported its financial results for the third quarter ended October 31, 2012.

Third Quarter Fiscal 2013 Summary

•	Summary financial results are outlined below (in thousands, except earnings per share):

Three Months Ended October 31	2012	2011	% Change
Net sales	$137,193	$138,024	(1%)
Gross profit	42,088	45,183	(7%)
Gross profit %	31%	33%
SG&A	23,678	21,784	9%
Operating income	18,410	23,399	(21%)
Operating income %	13%	17%
Interest expense (income), net	(56)	20	—
Foreign currency loss	22	378	(94%)
Income before taxes	18,444	23,001	(20%)
Provision for income taxes	5,153	3,426	50%
Effective tax rate	28%	15%
Net income	$13,291	$19,575	(32%)
Diluted earnings per share	$1.16	$1.74	(33%)

•

Consolidated net sales during the third quarter of fiscal 2013 increased slightly over the third quarter of fiscal 2012, excluding the impact of foreign currency changes, due to higher sales of products related to the construction industry in the Americas region. Details of the change in net sales compared to the prior year are as follows (in thousands):

	Amount	Change %
Net sales change	$1,105	1%
Foreign currency change	(1,936)	(2%)

Total	$(831)	(1%)

Cascade Corporation

November 28, 2012

•	Our consolidated gross profit percentage decreased to 31% during the third quarter of fiscal 2013 primarily due to proportionately higher sales of lower margin products.

•	Selling and administrative expense increased primarily due to $1.9 million of costs related to the pending acquisition by Toyota Industries Corporation.

•

The effective tax rate of 28% in the third quarter of fiscal 2013 was higher than the effective tax rate of 15% in the third quarter of fiscal 2012 primarily due to the release of a $3.6 million tax valuation allowance in The Netherlands in the prior period.

Market Conditions

•

Percentage changes in lift truck industry shipments and orders, by region, as compared to the prior year are outlined below. Although lift truck unit data provides an indicator of the general health of the industry and our business over a six- to twelve-month period, it does not necessarily correlate directly with the demand for our products on a quarterly basis.

	Shipments Q3 Fiscal 2013 vs 2012	Orders Q3 Fiscal 2013 vs 2012
Americas	(1%)	5%
Europe	(4%)	1%
Asia Pacific	—	(1%)
China	(15%)	(8%)
Global	(5%)	(1%)

•

Volatility in the global lift truck market is continuing. The Americas, Europe and Asia Pacific markets experienced flat to lower shipment levels. China’s shipments were well below prior year shipments, which were at record levels.

Americas Summary

•	Summary financial results are outlined below (in thousands):

Three Months Ended October 31	2012	2011	% Change
Net sales	$78,857	$73,309	8%
Transfers between areas	5,299	6,946	(24%)

Net sales and transfers	84,156	80,255	5%
Gross profit	24,976	26,500	(6%)
Gross profit %	30%	33%
SG&A	14,837	12,373	20%

Operating income	$10,139	$14,127	(28%)

Operating income %	12%	18%

Cascade Corporation

November 28, 2012

•	Net sales increased 8%, excluding the impact of currency changes. Details of the change in net sales over the prior year quarter follow (in thousands):

	Amount	Change %
Net sales change	$5,499	8%
Foreign currency change	49	—

Total	$5,548	8%

•	Our gross profit percentage was lower compared to the prior year due to proportionately higher sales of lower margin products, including to the construction industry.

•	Selling and administrative expense increased primarily due to $1.9 million of costs related to the pending acquisition by Toyota Industries Corporation (TICO).

Europe Summary

•	Summary financial results are outlined below (in thousands):

Three Months Ended October 31	2012	2011	% Change
Net sales	$22,495	$27,184	(17%)
Transfers between areas	222	107	107%

Net sales and transfers	22,717	27,291	(17%)
Gross profit	4,079	5,767	(29%)
Gross profit %	18%	21%
SG&A	4,014	4,658	(14%)

Operating income	$65	$1,109	(94%)

Operating income %	—	4%

•

Net sales decreased 10%, excluding the impact of currency changes, primarily as a result of a weakening lift truck market reflective of economic conditions in Europe. Details of the change in net sales over the prior year quarter follow (in thousands):

	Amount	Change %
Net sales change	$(2,813)	(10%)
Foreign currency change	(1,876)	(7%)

Total	$(4,689)	(17%)

•	The decrease in our gross profit percentage is a result of lower cost absorption due to decreased sales volumes and higher product costs.

Cascade Corporation

November 28, 2012

Asia Pacific Summary

•	Summary financial results are outlined below (in thousands):

Three Months Ended October 31	2012	2011	% Change
Net sales	$19,741	$20,158	(2%)
Transfers between areas	15	15	—

Net sales and transfers	19,756	20,173	(2%)
Gross profit	5,752	5,912	(3%)
Gross profit %	29%	29%
SG&A	3,111	3,007	3%

Operating income	$2,641	$2,905	(9%)

Operating income %	13%	14%

•

Net sales in the region remained flat, excluding the impact of foreign currencies, as an increase in sales in Australia was offset by sales decreases in Japan and Korea. Details of the change in net sales over the prior year quarter follow (in thousands):

	Amount	Change %
Net sales change	$(104)	—
Foreign currency change	(313)	(2%)

Total	$(417)	(2%)

•	In general, operating results during the third quarter of fiscal 2012 were relatively consistent with the prior year as economic conditions in this region remained stable.

China Summary

•	Summary financial results are outlined below (in thousands):

Three Months Ended October 31	2012	2011	% Change
Net sales	$16,100	$17,373	(7%)
Transfers between areas	7,590	9,016	(16%)

Net sales and transfers	23,690	26,389	(10%)
Gross profit	7,281	7,004	4%
Gross profit %	31%	27%
SG&A	1,716	1,746	(2%)

Operating income	$5,565	$5,258	6%

Operating income %	23%	20%

Cascade Corporation

November 28, 2012

•

Net sales decreased 8%, excluding currency changes, primarily due to a slowdown in the Chinese economy and lift truck industry. Details of the change in net sales over the prior year quarter follow (in thousands):

	Amount	Change %
Net sales change	$(1,477)	(8%)
Foreign currency change	204	1%

Total	$(1,273)	(7%)

•	Our gross profit percentage increased due to an increased percentage of higher margin product sales and to a lesser extent a reduction in the cost of steel.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 which include, among others, statements relating to our expectations with respect to global lift truck demand, future levels of business activity, and the proposed acquisition by TICO. Readers are cautioned that a number of factors could cause our actual results to differ materially from any results indicated in this release or suggested by any other forward-looking statements made by us. These include among others, factors related to our pending acquisition by TICO (including the potential for diversion of management attention and disruption of our operations and customer relationships, as well as the possibility that conditions to completion of the acquisition may not be satisfied or waived, which could delay or prevent the acquisition), general economic conditions, interest rates, the impact of the European debt crisis on our European market and the global economy, performance of our manufacturing facilities and the cyclical nature of the materials handling and construction equipment industries. Further, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in our reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission.

About Cascade Corporation:

Cascade Corporation, headquartered in Fairview, Oregon, is a leading international manufacturer of materials handling products used primarily on lift trucks. Additional information on Cascade is available on its website, www.cascorp.com.

Contact

Joseph G. Pointer

Chief Financial Officer

Cascade Corporation

Phone (503) 669-6300

Email: investorrelations@cascorp.com

Cascade Corporation

November 28, 2012

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited — in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 31		October 31
	2012	2011	2012	2011
Net sales	$137,193	$138,024	$414,838	$409,843
Cost of goods sold	95,105	92,841	287,396	276,976

Gross profit	42,088	45,183	127,442	132,867
Selling and administrative expenses	23,678	21,784	68,282	63,984

Operating income	18,410	23,399	59,160	68,883
Interest expense (income), net	(56)	20	155	477
Foreign currency loss	22	378	257	1,037

Income before provision for income taxes	18,444	23,001	58,748	67,369
Provision for income taxes	5,153	3,426	17,610	17,519

Net income	$13,291	$19,575	$41,138	$49,850

Basic earnings per share	$1.19	$1.78	$3.71	$4.54

Diluted earnings per share	$1.16	$1.74	$3.61	$4.42

Basic weighted average shares outstanding	11,124	11,016	11,090	10,979
Diluted weighted average shares outstanding	11,423	11,256	11,392	11,280
Cash dividends per share	$0.35	$0.25	$1.05	$0.65

Cascade Corporation

November 28, 2012

CASCADE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited - in thousands, except per share amounts)

	October 31	January 31
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$35,248	$24,928
Accounts receivable, less allowance for doubtful accounts of $1,149 and $1,211	84,048	77,752
Inventories	89,461	86,660
Deferred income taxes	4,470	3,822
Assets available for sale	—	7,572
Prepaid expenses and other	13,635	11,353

Total current assets	226,862	212,087
Property, plant and equipment, net	80,510	71,439
Goodwill	88,324	88,174
Deferred income taxes	22,231	18,964
Other assets	5,601	3,895

Total assets	$423,528	$394,559

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes payable to banks	$—	$99
Current portion of long-term debt	—	590
Accounts payable	27,174	28,280
Accrued payroll and payroll taxes	10,042	9,473
Accrued incentive pay	2,119	2,496
Other accrued expenses	12,821	15,580

Total current liabilities	52,156	56,518
Long-term debt, net of current portion	3,200	4,950
Accrued environmental expenses	1,275	2,279
Deferred income taxes and other tax liabilities	11,608	8,626
Employee benefit obligations	8,384	8,228
Other liabilities	2,831	3,231

Total liabilities	79,454	83,832

Commitments and contingencies
Shareholders’ equity:
Common stock, $.50 par value, 40,000 authorized shares; 11,199 and 11,088 shares issued and outstanding	5,600	5,544
Additional paid-in capital	17,753	13,252
Retained earnings	280,700	251,280
Accumulated other comprehensive income	40,021	40,651

Total shareholders’ equity	344,074	310,727

Total liabilities and shareholders’ equity	$423,528	$394,559

Cascade Corporation

November 28, 2012

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - in thousands)

	Three Months Ended		Nine Months Ended
	October 31		October 31
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$13,291	$19,575	$41,138	$49,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,673	2,622	7,879	7,508
Share-based compensation	785	571	2,141	1,916
Deferred income taxes	(693)	(1,635)	(3,983)	(1,445)
Tax effect on share-based compensation	—	439	(1,574)	(261)
Gain on disposition of assets, net	(6)	(10)	(36)	(146)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(884)	(555)	(8,396)	(17,794)
Inventories	845	(4,622)	(2,174)	(16,903)
Prepaid expenses and other	(692)	(2,148)	(1,780)	(6,719)
Accounts payable and accrued expenses	1,929	906	(934)	8,679
Income taxes payable and receivable	(1,200)	3,761	(1,299)	2,088
Other assets and liabilities	(366)	804	1,854	2,172

Net cash provided by operating activities	15,682	19,708	32,836	28,945

Cash flows from investing activities:
Capital expenditures	(3,604)	(3,482)	(9,361)	(9,190)
Proceeds from disposition of assets	45	122	156	1,174
Business acquisition	(68)	—	(1,266)	—

Net cash used in investing activities	(3,627)	(3,360)	(10,471)	(8,016)

Cash flows from financing activities:
Cash dividends paid	(3,919)	(2,769)	(11,718)	(7,190)
Payments on long-term debt	(20,821)	(37,146)	(116,894)	(77,423)
Proceeds from long-term debt	9,000	10,500	114,700	57,000
Notes payable to banks, net	—	635	(98)	635
Common stock issued under share-based compensation plans	34	—	842	809
Tax effect on share-based compensation	—	(439)	1,574	261

Net cash used in financing activities	(15,706)	(29,219)	(11,594)	(25,908)

Effect of exchange rate changes	(450)	523	(451)	(263)

Change in cash and cash equivalents	(4,101)	(12,348)	10,320	(5,242)
Cash and cash equivalents at beginning of period	39,349	32,143	24,928	25,037

Cash and cash equivalents at end of period	$35,248	$19,795	$35,248	$19,795